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Exhibit 99(d)(9)

AMENDMENT NO. 3 TO EXCLUSIVITY LETTER

        THIS AMENDMENT NO. 3 TO EXCLUSIVITY LETTER (this "Amendment"), dated as of October 7, 2005, is made by and among Sun Capital Partners Group IV, Inc. ("Sun IV"), Goody's Family Clothing, Inc. (the "Company"), and Robert M. Goodfriend (together with Sun IV and the Company, the "Parties").

RECITALS

        WHEREAS, the Parties entered into that certain letter agreement, dated August 19, 2005 (as amended to date, the "Exclusivity Letter"); and

        WHEREAS, the Parties desire to amend the Exclusivity Letter as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Amendment, and other good and valuable consideration, and intending to be legally bound thereby, the Parties hereby agree as follows:

  1.
  Extension of Exclusivity Period. Section 1 of the Exclusivity Letter is hereby amended by deleting the phrase "(a) Friday, October 7, 2005" and replacing it with the following:

    "(a) Monday, October 10, 2005 at 9:30 A.M. (New York time)"

  2.
  Ratification of Binding Provisions. All other binding paragraphs, provisions, and clauses in the Exclusivity Letter not modified by this Amendment shall remain in full force and effect as originally written.

  3.
  Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

*        *        *        *        *

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

SUN CAPITAL PARTNERS GROUP IV, INC.
/s/ Jason A. Leach Name: Jason A. Leach Title: Vice President
GOODY'S FAMILY CLOTHING, INC.
/s/ Robert M. Goodfriend Name: Robert M. Goodfriend Title: Chairman of the Board and Chief Executive Officer
/s/ Robert M. Goodfriend Robert M. Goodfriend

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  Exhibit 99(d)(9)
AMENDMENT NO. 3 TO EXCLUSIVITY LETTER
RECITALS